                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2006

                        PEAK ENTERTAINMENT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                     33-18143                  87-0449399
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)             Identification No.)

          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, UK DE45 1DL
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 44 1629 814555

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.313e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2006, we entered into an agreement with The Silly Goose Company,
LLC, dated March 6, 2006, pursuant to which the parties have agreed for the return to Silly Goose of proprietary rights to The Wumblers preschool television series previously granted to us pursuant to an April 28, 2003 agreement and a
December 16, 2003 entertainment production agreement between the parties.

We will maintain a financial interest in The Wumblers. Assuming 4Kids is a majority investor in the funding of The Wumblers project, Peak retains the right to receive 15% of 100% of the proceeds in connection with the exploitation of
The Wumblers project. Payment to us of such percentage is to be paid (a) after the investors in The Wumblers project have recouped their direct investment, (b)
after crediting prior funders in the aggregate amount of $1,170,000 for prior development of The Wumblers project, and (c) after the distribution to Laura
Wellington of $45,000 for consulting fees. After payments from The Wumblers project has been made of the amounts provided for in (a), (b) and (c) above,
Peak shall receive such a percentage of 100% of net profits, as set forth below, calculated from the first dollar of net profits received by the entity exploiting The Wumblers project:

      (i)     If 4Kids, or a wholly-owned or controlled affiliate of 4Kids is the majority investor funding The Wumblers project, the percentage retained by Peak shall be 15%;
      (ii)    If 4Kids is not the majority investor funding The Wumblers project, the percentage retained by Peak above shall be 15%, and Peak shall retain representation rights for The Wumblers on a 35% of gross receipts for the United Kingdom;
      (iii)   If 4Kids is not the majority investor, and if the parties
              hereto agree that Peak shall retain a percentage of 7.5%, then
              Peak shall not retain representation rights for The Wumblers for the United States and Canada, and Peak shall retain all other worldwide rights on a 35% of gross receipts for the
              United Kingdom and 40% for the rest of the world;
      (iv)    If 4Kids is not the majority investor, and if the parties
              hereto agree that Peak shall retain a percentage of 8%, then
              Peak shall retain representation rights for The Wumblers on a
              35% of gross receipts basis for the United Kingdom and 40% for
              Europe, Australia, South America and South Africa, and Silly
              Goose shall retain representation rights for the rest of the world;
      (v)     If 4Kids is not the majority investor, and if the parties
              hereto agree that Peak shall retain a percentage of 9%, then
              Peak shall retain representation rights for The Wumblers on a
              35% of gross receipts basis for the United Kingdom and 40% for
              France, Spain, Italy, Australia and Mexico, and Silly Goose
              shall retain representation rights for the rest of the world;
              and
      (vi)    If 4Kids is not the majority investor, and if the parties
              hereto agree that Peak shall retain a percentage of 10%, then
              Peak shall retain representation rights for The Wumblers on a
              35% of gross receipts basis for the United Kingdom and 40% for
              Australia, and Silly Goose shall retain representation rights for the rest of the world.

Silly Goose has withdrawn and revoked its February 13, 2006 letter. Pursuant to the agreement, the parties have released each other from any obligations and any claims one party may have had against the other. The agreement is subject to conditions before its effectiveness and Peak's right to terminate the agreement by sending a notice by March 20, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

10                Agreement with Silly Goose Company, dated March 6, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PEAK ENTERTAINMENT HOLDINGS, INC.

Date:  March 13, 2006

                                      By:      /s/ Wilf Shorrocks
                                         ------------------------------
                                               Wilf Shorrocks
                                               President

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